Exhibit 99.4

Visa Inc. to Acquire CyberSource Corporation

On April 21, 2010, Visa Inc. (NYSE: V) and CyberSource Corporation (Nasdaq: CYBS) announced a definitive agreement whereby Visa will purchase CyberSource at a price of $26.00 per share, or a total of approximately $2.0 billion to be paid with cash on hand.

1.	Who is CyberSource?

CyberSource is an established industry leader in eCommerce payments and plays a role in processing approximately 25 percent of all eCommerce dollars transacted in the United States. Founded in 1994, CyberSource was one of the world’s first payment gateways, connecting online merchants to payment networks, including Visa. Today, CyberSource offers a full-service payment management platform for eCommerce merchants, combining global payment connectivity and processing with fraud management and secure payment hosting. These capabilities help merchants increase revenue through global growth while minimizing monetary loss through fraud and provide them with fast and efficient connectivity to payment networks, including Visa. Services are provided through two solution brands, CyberSource (large business) and Authorize.Net (small business).

2.	Why is Visa acquiring CyberSource?

The acquisition of CyberSource is an important step in Visa’s commitment to deliver an enhanced value proposition to merchants, financial institutions and consumers. The acquisition will result in a compelling combination whose assets and expertise are expected to drive long-term growth by:

•	Accelerating the growth of the eCommerce category, thereby also increasing the usage of Visa debit, prepaid and credit products for online purchases.

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Drawing on Visa’s financial institution relationships and global presence to more rapidly drive international expansion of CyberSource’s products and services. Today, the majority of CyberSource’s revenues are generated in the United States, leaving tremendous opportunity for global growth.

•	Building on CyberSource’s relationships with merchants to expand the adoption and enhance the functionality of other Visa eCommerce solutions such as Rightcliq.

•	Delivering best-in-class fraud management services to accelerate adoption of CyberSource solutions.

•	Increasing adoption of CyberSource’s secure payment data hosting solutions to address a growing merchant need.

3.	Can you explain the difference between Visa’s role and CyberSource’s role in the payment processing system?

For online transactions, CyberSource’s technology performs payment routing and is similar to the card swipe machine found in the physical retail world. CyberSource manages the routing of transactions for online merchants, offers automated fraud management solutions, secures payment data storage services and provides a safe and secure connection to a multitude of payment networks, including Visa.

Visa does not issue cards, extend credit or set rates and fees for consumers. It is a global payments technology company that connects consumers, businesses, financial institutions and governments. Visa provides transaction-based services to our financial institution and merchant customers through VisaNet, our secure, centralized and global processing platform.

4.	Who are CyberSource’s customers? What businesses are they in?

The company serves more than 295,000 merchants through its CyberSource and Authorize.Net branded solutions. CyberSource clients include medium to large businesses such as British Airways, Home Depot, Facebook and Google, while its Authorize.Net solutions serve small businesses with $3 million or less in annual online sales.

5.	How will customers using CyberSource and Authorize.Net brand solutions be affected?

There will be no disruption to service. Until the transaction is complete, Visa and CyberSource will continue to operate as two separate organizations. CyberSource will continue to provide its industry-leading electronic payment, risk management, and payment security solutions to online merchants large and small. Services will not be restricted to Visa payment products. Upon close, CyberSource can draw on Visa’s financial institution relationships and global presence to drive international expansion of CyberSource’s products and services. Customers will ultimately benefit from a broader portfolio of products and services that a combined CyberSource/Visa entity can offer.

6.	How will this proposed acquisition impact CyberSource and Authorize.Net solution resellers and partners?

Visa recognizes that part of CyberSource’s success is driven by its strong sales channel with 4,700 resellers and affiliates, and the company has no plans to make substantive changes to CyberSource’s Authorize.Net solution, partner programs or operations.

7.	How will Visa’s clients benefit?

The acquisition will accelerate the growth of the eCommerce category, thereby increasing the usage of Visa debit, prepaid and credit products for online purchases. CyberSource’s enhanced fraud protection services ensure Visa’s consumers safer, more efficient transactions from online merchants. Given that the majority of CyberSource’s transactions are currently derived from the U.S., there is tremendous opportunity to expand its services globally, providing increased eCommerce revenue for Visa’s clients.

8.	How will CyberSource operate as part of Visa?

CyberSource will operate as a wholly-owned subsidiary of Visa Inc. CyberSource President and CEO Michael Walsh will continue to oversee CyberSource’s operations. CyberSource’s Executive Chairman and Founder, William McKiernan, will join Visa as an Executive Advisor to assist in the integration of the two businesses. Visa has no plans to make any substantive changes to CyberSource’s operations and intends to invest in CyberSource’s business and its employees. We will only do what is required from a policy and process standpoint to integrate these two public companies.

9.	How will CyberSource’s European operations be impacted?

Visa Europe is supportive of this acquisition. We anticipate no disruption in service to merchants located in, or transacting in, Europe.

10.	What is the current integration plan and timetable?

The transaction is subject to customary closing conditions, including approval by the stockholders of CyberSource and required regulatory approvals. The transaction, which has been approved by the Visa and CyberSource boards of directors, does not require a Visa stockholder vote and is expected to close in Visa’s fourth fiscal quarter of 2010. Until the transaction is complete, Visa and CyberSource will continue to operate as two separate organizations and it is business as usual.

11.	Whom should we contact with more questions?

Please contact your account executive with additional questions. Both Visa and CyberSource will be posting updates about the transaction as needed on their websites.

Forward Looking Statements

This document contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Visa Inc. and CyberSource. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that CyberSource’s business will not be successfully integrated with Visa’s business; costs associated with the merger; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Visa Inc.’s overall business, including those more fully described in Visa Inc.’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended September 30, 2009, and its quarterly report filed on Form 10-Q for the first quarter of 2010, and CyberSource’s overall business and financial condition, including those more fully described in CyberSource’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2009, and its quarterly reports filed on Form 10-Q for the current fiscal year. The forward-looking statements in this document speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger, CyberSource will file a proxy statement with the SEC. Additionally, CyberSource will file other relevant materials with the SEC in connection with the proposed acquisition of CyberSource by Visa pursuant to the terms of an Agreement and Plan of

Merger by and among Visa, CyberSource and Market St. Corp., a wholly-owned subsidiary of Visa. The materials to be filed by CyberSource with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from CyberSource by contacting its investor relations department by telephone at (650) 965-6000 or by mail at CyberSource, Investor Relations, 1295 Charleston Road, Mountain View, California 94043. Investors and security holders of CyberSource are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.

CyberSource, Visa and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CyberSource stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of CyberSource’s executive officers and directors in the solicitation by reading CyberSource’s proxy statement for its 2009 annual meeting of stockholders the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, containing Part III information when filed with the SEC on or before April 30, 2010, and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Visa’s executive officers and directors by reading Visa’s proxy statement for its 2010 annual meeting of stockholders. Information concerning the interests of CyberSource’s participants in the solicitation, which may, in some cases, be different than those of CyberSource’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available. Additional information regarding CyberSource directors and executive officers is also included in CyberSource’s proxy statement for its 2009 annual meeting of stockholders and will be included in the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009 containing Part III information.